UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported) August 27, 2004

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On August 27, 2004, the Registrant and its wholly owned subsidiary, Broadband Royalty Corporation, entered into an agreement to acquire the business of Elkridge, Maryland-based Optinel Systems, Inc. (“Optinel”), a privately held provider to the cable industry of optical Ethernet transport solutions from the network core to the customer premise for residential and business services, for an initial cash payment of approximately $9.5 million and the assumption of certain liabilities. The purchase agreement also provides for the payment of an additional $6 million in contingent cash consideration if certain sales objectives are achieved in the thirteen-month period following closing. The purchase transaction is subject to customary closing conditions and is expected to be completed in the first quarter of the Registrant’s fiscal year 2005. With the completion of the purchase, Optinel will become part of the Registrant’s Broadband Communications Products business segment.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Number	Description of Document
99.1	Press Release dated August 30, 2004 announcing agreement to purchase Optinel Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

August 30, 2004	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary